CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             DEL LABORATORIES, INC.


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                         Pursuant to Section 242 of the
                             General Corporation Law

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         THE UNDERSIGNED, Chairman of the Board and Secretary, respectively, of
Del Laboratories, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

         FIRST: Article SIXTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                "SIXTH: The number of directors constituting the Board of Directors shall not be less than three nor more than ten. The Board of Directors shall be divided into three classes in as near as may be equal numbers, one class to be elected each year for a term of three years and until the successors of such class are duly elected and qualify. The number of directors shall be fixed from time to time by the Board of Directors, provided that no reduction in the number of directors shall cause the termination of service of a director before the end of the term for which he or she was last elected."


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         SECOND: Article TENTH of the Restated Certificate of Incorporation of
the Corporation is hereby amended to read in its entirety as follows:

                   "TENTH: If it should be deemed advisable in the judgment of the Board of Directors that the Corporation be dissolved, the Board, after the adoption of a resolution to that effect by not less than a majority of the number of directors then constituting the full Board, at any meeting called for that purpose, shall cause notice to be mailed to each shareholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon such resolution. At such meeting of stockholders, the affirmative vote of not less than 80% of the issued and outstanding shares of Common Stock of the Corporation shall be required to authorize such dissolution."

         THIRD: The foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 3rd day of June, 1996.




                                             /s/ Dan K. Wassong
                                             ------------------------
                                             Dan K. Wassong
                                             Chairman of the Board

Attest:

/s/ Robert H. Haines
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Robert H. Haines
Secretary

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